Exhibit 23.2

                 CONSENT OF SHATSWELL, MACLEOD & COMPANY, P.C.

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                       SHATSWELL, MacLEOD & COMPANY, P.C.
                       ----------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS






              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2007 on the consolidated financial statements of Monadnock Bancorp, Inc. and Subsidiary, as of December 31, 2006 and 2005 and for each of the years in the two-year period ending December 31, 2006 included in the Annual Report on Form 10-KSB (SEC File No.000-50810) of Monadnock Bancorp, Inc. and Subsidiary for the year then ended December 31, 2006.

                                  /s/ SHATSWELL, MacLEOD & COMPANY, P.C.
                                  SHATSWELL, MacLEOD & COMPANY, P.C.






West Peabody, Massachusetts
July 18, 2007













           83 PINE STREET * WEST PEABODY, MASSACHUSETTS 09160-3636 *
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